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                                                                     EXHIBIT 5.1



                               BAKER BOTTS L.L.P.
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201

January 31, 2003

018635.0116

Lennox International Inc.
2140 Lake Park Boulevard
Richardson, Texas 75080

Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by Lennox International Inc., a Delaware corporation ("Lennox"), Lennox Industries Inc., an Iowa corporation ("Industries"), Armstrong Air Conditioning Inc., an Ohio corporation ("Armstrong"), Excel Comfort Systems Inc., a Delaware corporation ("Excel"), Service Experts Inc., a Delaware corporation ("Service Experts"), Lennox Global Ltd., a Delaware corporation ("Global"), and Lennox Trust I and Lennox Trust II, each a statutory Delaware trust (the "Trusts"), under the Securities Act of 1933, as amended (the "Act"), relating to securities to be issued and sold by Lennox, Industries, Armstrong, Excel, Service Experts, Global and the Trusts from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $250,000,000, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (a) Lennox's unsecured senior debt securities (the "Senior Debt Securities"); (b) Lennox's unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (c) shares of common stock, par value $.01 per share, of Lennox ("Common Stock"); (d) shares of preferred stock, par value $.01 per share, of Lennox ("Preferred Stock"); (e) warrants to purchase other securities ("Warrants"); (f) depositary shares representing Preferred Stock ("Depositary Shares"); (g) stock purchase contracts of Lennox including prepaid stock purchase contracts ("Stock Purchase Contracts"); (h) stock purchase units of Lennox, consisting of (1) a Stock Purchase Contract and (2) a beneficial interest in Senior Debt Securities, Subordinated Debt Securities, Trust Securities (as defined below) or debt obligations of third parties securing the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts ("Stock Purchase Units"); (i) preferred securities of the Trusts (the "Trust Securities"); (j) Lennox's guarantees with respect to the Trust Securities (the "Trust Guarantees"); and (k) guarantees of Debt Securities by Industries, Armstrong, Excel, Service Experts and Global ("Debt Guarantees"). The Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, Trust Guarantees and Debt Guarantees are collectively referred to herein as the "Securities." Industries, Armstrong, Excel, Service Experts and Global are collectively referred to herein as the "Lennox Parties."



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Lennox International Inc.              2                        January 31, 2002

                  Each series of Senior Debt Securities and any related Debt Guarantees will be issued pursuant to an indenture to be entered into between Lennox, as issuer, and The Bank of New York, as trustee (the "Senior Indenture"), and each series of Subordinated Debt Securities and any related Debt Guarantees will be issued pursuant to an indenture to be entered into between Lennox, as issuer, and The Bank of New York, as trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), as each such Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers' certificate or other writing thereunder establishing the form and terms of such series. Each Trust Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and The Bank of New York, as guarantee trustee thereunder (each, a "Guarantee Agreement").

                  In our capacity as your counsel in the connection referred to above, we have examined Lennox's Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date (the "Charter Documents"), the forms of Senior Indenture, Subordinated Indenture and Guarantee Agreement (each as filed as an exhibit to the Registration Statement), and originals, or copies certified or otherwise identified, of corporate records of Lennox, including minute books of Lennox as furnished to us by Lennox, certificates of public officials and of representatives of Lennox, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In connection with this opinion, we have assumed that:

                  (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

                  (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

                  (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

                  (d) the Board of Directors of Lennox or, to the extent permitted by the General Corporation Law of the State of Delaware and Lennox's Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

                  (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Lennox and the other parties thereto (the "Purchase Agreement");

                  (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;



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Lennox International Inc.              3                        January 31, 2002

                  (g) all Securities, and any certificates or Receipts (as defined below) in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

                  (h) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to Lennox, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to Lennox for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

                  (i) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

                  (j) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by Lennox and the warrant agent thereunder appointed by Lennox; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

                  (k) in the case of Depositary Shares, the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares; the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph (i) above will have been taken; a depositary agreement (the "Depositary Agreement") relating to the Depositary Shares and the related depositary receipts evidencing such Depositary Shares ("Receipts") will have been duly authorized and validly executed and delivered by Lennox and a bank or trust company to be selected by Lennox, as depositary (the "Depositary"), and such Depositary Agreement and such Receipts will not include any provision that is unenforceable; the shares of Preferred Stock underlying such Depositary Shares will have been deposited with the Depositary under the applicable Depositary


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Lennox International Inc.              4                        January 31, 2002

         Agreement; and the Depositary Receipts will have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement;

                  (l) in the case of Debt Securities of any series issuable under an Indenture:

                  o if such Debt Securities are Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by Lennox and the trustee thereunder, and if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by Lennox and the trustee thereunder;

                  o in accordance with the terms of the Indenture under which such Debt Securities will be issued, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;

                  o if such Debt Securities are to be issued with Debt Guarantees, all necessary corporate action to approve and establish such Debt Guarantees will have been taken by the Lennox Party issuing such Debt Guarantees and the supplemental indenture or other instrument establishing such Debt Guarantees will have been duly executed and delivered by such Lennox Party and any other person who is a party to such supplemental indenture or instrument, and such Debt Guarantees will not contain any provision that is unenforceable;

                  o the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

                  o forms of Debt Securities, including, if applicable, the related Debt Guarantees, complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities and, if applicable, the related Debt Guarantees, will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

                  (m) in the case of Trust Guarantees, the Board will have taken all necessary corporate action to establish the terms thereof; a guarantee agreement substantially in the form of the Guarantee Agreement will have been duly executed and delivered by Lennox and the trustee thereunder; such guarantee agreement will have become qualified under the Trust Indenture Act of 1939, as amended, and will not contain any provision that is unenforceable; and such Trust Guarantees will have been duly issued and delivered in accordance with the provisions of such guarantee agreement;

                  (n) in the case of Stock Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract


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Lennox International Inc.              5                        January 31, 2002

         agreement relating thereto; such Stock Purchase Contracts and purchase contract agreement will have been duly executed and delivered by the parties thereto; and neither such Stock Purchase Contracts nor such purchase contract agreement will include any provision that is unenforceable; and

                  (o) in the case of Stock Purchase Units, the Board will have taken all necessary corporate action to establish the terms of such Stock Purchase Units and the terms of the Securities, if any, such Stock Purchase Units include; the action with respect to the Stock Purchase Contracts included in such Stock Purchase Units referred to in paragraph (n) above will have been taken; if such Stock Purchase Units include Trust Securities, such Trust Securities will be legal, valid and binding obligations of the applicable Trust, enforceable against the applicable Trust in accordance with their terms; if such Stock Purchase Units include securities other than Securities or Trust Securities, such other securities will have been duly and validly executed, issued and delivered by the issuer thereof and will be legal, valid and binding obligations of such issuer, enforceable against such issuer in accordance with their respective terms; and no agreement or other instrument establishing such Stock Purchase Units or defining the rights of the holders of such Stock Purchase Units will contain any provision that is unenforceable.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

                  2. The Warrants and the Depositary Shares included in the Securities will, when issued, have been duly authorized and validly issued.

                  3. The Debt Securities, Trust Guarantees, Stock Purchase Contracts and Stock Purchase Units included in the Securities will, when issued, constitute legal, valid and binding obligations of Lennox, enforceable against Lennox in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and
         (c) any implied covenants of good faith and fair dealing.

                  4. Each Debt Guarantee of Industries, Armstrong, Excel, Service Experts or Global relating to any Debt Securities included in the Securities will, when issued, constitute a legal, valid and binding obligation of Industries, Armstrong, Excel, Service Experts or Global, as applicable, enforceable against Industries, Armstrong, Excel, Service Experts or Global, as applicable, in accordance with its terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and
         (c) any implied covenants of good faith and fair dealing.



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Lennox International Inc.              6                        January 31, 2002

                  The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,

                                                   /s/ Baker Botts L.L.P.